Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Alterity Therapeutics Limited of our report dated September 15, 2020 relating to the financial statements, which appears in Alterity Therapeutic Limited’s Annual Report on Form 20-F for the year ended June 30, 2020. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers
Melbourne, Australia
October 5, 2020